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                                                                       Exhibit 5

                            BASS, BERRY & SIMS PLC
                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                               ATTORNEYS AT LAW


2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234


                                 June 18, 1996


Children's Comprehensive Services, Inc.
805 South Church Street
Murfreesboro, Tennessee 37130

       Re:    Registration Statement on Form S-2

Ladies and Gentlemen:

     We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-2 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on June 16, 1996, covering 2,875,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Children's Comprehensive Services, Inc. (the "Company") to be sold by the Company and certain of the Company's shareholders (the "Selling Shareholders") to the underwriters represented by Montgomery Securities, Lehman Brothers Inc. and Equitable Securities Corporation (the "Underwriters") for public distribution pursuant to the Underwriting Agreement between the Company, the Selling Shareholders and the Underwriters to be filed as an exhibit to the Registration Statement. Such 2,875,000 shares of Common Stock include (i) 1,725,000 shares to be sold by the Company (including 225,000 shares that may be purchased by the Underwriters upon the exercise of an option to cover over-allotments), and (ii) 1,150,000 shares (including 150,000 shares that may be purchased by the Underwriters upon the exercise of an option to cover over-allotments) to be sold by the Selling Shareholders.

     In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Company, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), will be validly issued, fully paid, and nonassessable, and that the shares of Common Stock to be sold by the Selling Shareholders are validly issued, fully paid, and nonassessable.

     We hereby consent to the reference to our law firm in the Registration Statement under the capiton "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.


                                       Very Truly Yours,




                                       /s/ Bass Berry & Sims PLC